EXHIBIT 10.3
                                  ------------

                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT, effectively dated as of January 1, 2001, is made by and between Phage Therapeutics, Inc ("Company") and Richard C. Honour ("Employee").

                               W I T N E S E T H:
                               ------------------

WHEREAS, the Company wishes to employ or continue the employment of Employee in the position of Vice President of Research and Development; and

WHEREAS, the Employee wishes to enter into the employ of, or continue employment with Company to fulfill the responsibilities of the position of Vice President of Research and Development:

NOW  THEREFORE,  in  consideration  of  the  foregoing  and  of  the  respective
covenants,   obligations  and  agreements  of  the  parties  contained  in  this
Agreement, the parties, intending to be legally bound, hereby agree as follows:

     (1) Term of Employment

     Subject to the terms and conditions of this Agreement, Company shall employ Employee, and Employee shall serve Company in the position of Vice President of Research and Development, for a period commencing on January 1, 2001 ("Commencement Date") and continuing through the first anniversary of Commencement Date, unless such employment is sooner terminated as provided herein. During this one (1) year period, Employee's compensation and other benefits may be adjusted annually, or more often, without the necessity of an amendment to this Agreement. The Employee's term of employment shall be extended for additional one (1) year periods and on such terms and at such levels of compensation as shall be mutually agreed to in writing by Company and Employee unless otherwise terminated under the terms of this Agreement. Such term of employment, as it shall be extended, is hereafter referred to as the "Term of Employment."

     (2) Position and Duties

     During the Term of Employment, the Employee shall serve in the position of Vice President of Research and Development with responsibility for research, based on the policies and direction provided by the Board of Directors or its designated representative. The Employee shall, during the Term of Employment, serve the Company faithfully, diligently and competently to the best of his ability, and shall hold, in addition to the position of Vice President of Research and Development, such other Employee positions in Company as to which he/she may be elected, appointed or assigned from time to time by the Board of Directors, and shall discharge such latter additional Employee duties in connection therewith to same faith, diligence and competence. Employee shall devote all of his business time in performance of his/her duties hereunder; provided, however, that nothwithstanding any provision in this Agreement to the contrary, Employee shall not be precluded from devoting reasonable periods of time for serving as a member of committees or advisory boards of companies or organizations not competitive with and not in conflict with Company business interests, so long as such memberships or activities do not interfere with the performance of Employee's duties under this Agreement.

     c) Compensation

          a) Salary. Company will, during the Term of Employment, pay to Employee as compensation for performance of his/her duties and obligations here-in-under, a salary at the rate of 120,000 per annum("Salary") for full-time employment, with any additional part-time employment being pro-rated. Payment shall be made in approximately equal installments not less than twice per month and otherwise in accordance with Company customary payroll practices. Such base salary shall be reviewed one (1) month prior to the anniversary of the Commencement Date each year, and any increase in the amount under this Agreement for the twelve (12) month period following the Commencement Date anniversary date shall be determined at such time by Board of Directors of Company, or a compensation committee formed by the Board of Directors of Company.


     (3) Expenses and Benefits

          1) Expenses. All travel and other reasonable business expenses incident February 6, 2001

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     to the rendering of services by Employee under this Agreement shall be paid or reimbursed by Company within 30 days subject to submission by Employee from time to time of vouchers and receipts in accordance with Company's then in effect Personnel policies and procedures.

          2) Benefits. During the Term of Employment, Employee shall be entitled to participate in all employee and fringe benefits generally provided on an ongoing basis to other members of Company's management who are similarly situated, including without limitation, all pensions, profit sharing, incentives, retirement plans, insurance, health and disability benefits and plans in accordance with eligibility and other requirements of Company's then effective Personnel policies and procedures.

          3) Cash and Stock Bonuses: Stock Options. Employee shall additionally be entitled to such cash and/or stock bonuses and stock options as determined from time to time by the Board of Directors of Company, or their designated representative(s). Cash bonuses, if any, shall be paid subject to achievement of specific performance milestones agreed to by both Company and Employee.

          4) Personal Days. During the term of this Agreement, Employee shall be entitled to an amount of vacation time and sick time ("Personal Days") as in accordance with Company's then effective Personnel policies and procedures, or such other time as may be agreed upon by Company and Employee, to be taken consistent with Company's then effective Personnel policies and procedures and consistent with effective discharge of Employee's duties. Personal Days shall accrue on a pro-rata basis during the term of Agreement, and in no case shall the amount of time so accruing be less than 1.7 days per month. Employee shall be entitled to payment with respect to Personal Days remaining at the end of the year, or if Company's then effective Personnel policies and procedures provide, and Employee so chooses, time remaining shall roll over to the next one (1) year Agreement Period.

          5) Continuing Education. In the even that performance of Employee's responsibilities and duties within the Company shall require or recommend certification, licensure, or continuing education to maintain licensure, then Company shall, upon notice, allow time during business hours for the required activity and shall reimburse Employee for reasonable expenses associated therewith including at least any registration fees, license fees, travel, lodging and per diem fees.

     (4) Death or Disability.

          (1) This Agreement shall be terminated by the death of Employee. In addition, this Agreement may be terminated by Board of Directors of Company if Employee shall be rendered incapable by mental or physical illness, injury or disease or any other disability from satisfactorily complying with the terms, conditions and provisions of this Agreement, and obligations and responsibilities of Employee's position, for a period in excess of ninety (90) days (whether or not conservative) or sixty (60) days consecutively, as the case may be, during any consecutive six (6) month period during the Term of Employment ("Disability"). If this Agreement is terminated by reason of Disability of Employee, Company shall give written notice to that effect to Employee in the manner provided in this Agreement. In the event that Employee receives disability insurance benefits paid for by Company during any period prior to termination of this Agreement pursuant to this section 5(a), Employee's salary shall be reduced by an amount equal to such disability insurance benefits during such period.

          b. In lieu of any benefits which may be payable by Company with respect to death or Disability of Employee, in the event of such death or Disability, the Salary payable hereunder shall continue to be paid at the then current rate for nine (9) months after the termination of employment. In the event of the death of Employee during the term of this Agreement, the sums payable hereunder shall be paid to his/her personal representative.

     (5) Disclosure of Information, Inventions and Discoveries.


     Employee is employed to invent, and during the term of this Agreement Employee shall promptly disclose to Company all conceived, developed working or non-working discoveries, trademarks, copyrightable materials, and other information relating to the bacteriophage business of Company including bu not limited to compositions, processes, therapeutic methods of use ("Developments"), whether or not conceived or developed during regular working hours or through use of material or facilities or Company, and Employee shall promptly deliver to Company all memorandums, writings, electronic recordings, drawings, sketches, models and other data and records relating to such Developments. In the event any such Development shall be deemed by Company to be patentable, copyrightable or otherwise registerable, Employee shall, at the expense of Company, assist Company in obtaining patents, trademarks or copyrights thereon and shall execute all documents necessary or supportive in obtaining such rights including patent application continuations, continuations-in-part, divisionals and international filings, and Employee shall vest all rights to any such Development in Company, including full complete title and interest, by executing all documents required therefor.

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     (6) Non-Disclosure

     Employee shall not, at any time during the Term of Employment and for any period of five (5) years thereafter, divulge, furnish or otherwise make accessible to anyone (other than in the regular course of business of Company or as may be required by law) or use for his own account, or for the account on any person, any knowledge or information with respect to confidential, proprietary or secret process, tradesecret, invention, discovery, improvement, formulae plan, marketing plan, sales plan, data, device, idea or other know-how or development, whether patentable, copyrightable or otherwise, registerable or not, with respect to any business activity of Company including without limitation, publications, lists of contacts, customer lists, customer contacts, supplier lists, contract relationships, pricing arrangements, and the like with customers, suppliers or contractors.


     (7) Non-Compete .

     Company and Employee agree that the services rendered by Employee under this Agreement are unique and irreplaceable. Employee agrees that during the Term of Employment and for a period of twelve (12) months thereafter, Employee shall not: (a) conduct business or initiate activities, engage or participate for or in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender, advisor), or lend his/her name (or any part or variant thereof) to any business, in any part of the world, which is, or as a result of the Employee's engagement or participation would become, competitive with any aspect of Company's bacteriophage business including therapies, genetic engineering tools and methods, expression systems and diagnostics and therapeutic products derived therefrom; (b) deal, directly or indirectly, in a competitive manner with any customers doing business with Company during the Term of Engagement (except in connection with the performance of the duties and obligations of Employee to Company during the Term of Employment); (c) solicit any officer, director, employee or agent of Company to become an officer, director, employee or agent of Employee, his respective affiliates or anyone else; or, (d) engage in or participate in, directly, any business conducted under any name that shall be the same or similar to the name of the Company or trade name used by it. Ownership, in the aggregate, of less that 2% of the outstanding shares or capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision.

     (8) Termination for Cause

     Company shall have the right to terminate Employee's employment under this Agreement at any time for Cause (as hereinafter defined). For purposes of this Agreement Company shall have "Cause" to terminate Employee's employment under this Agreement upon Employee's: (a) willful breach of any of Employee's material obligations under this Agreement, which breach shall not have been remedied by Employee within ten (10) days after Company shall have been given written notice to Employee of such breach, or which such breach shall have been repeated after lapse of such ten-day notice period; (b) willful and continued misconduct that is materially injurious, in the reasonable judgement of the Board of Directors of Company, to Company or any of its subsidiaries, shareholders or affiliates;
(c) conviction of (or pleading nolo contendere to) any felony or any misdemeanor involving moral turpitude which might, in the reasonable judgment of the Board of Directors of Company, to Company or any of its subsidiaries, or affiliates;
(d) commission of a material act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Employee's employment by Company; (e) commission of an act which the Board of Directors of Company shall reasonably have found to have involved willful misconduct or gross negligence on the part of Employee, in the conduct of his duties under this Agreement which materially injuries Company; or (f) habitual absenteeism, chronic alcoholism, drug abuse or other form of addiction which, in the reasonable judgment of the Board of Directors, impairs Employee's ability to perform his duties or injuries the Company. In the event of termination under this section 9, the Company's obligations under this Agreement shall cease and Employee shall forfeit all right to receive any future compensation under this Agreement. Notwithstanding any termination of this Agreement pursuant to section 9, Employee in consideration of his employment under this Agreement to the date of such termination, shall remain bound by the provisions of sections 6, 7, 8 and 12 of this Agreement.

     (9) Other Terminations

          (1) Notwithstanding any other provisions of this Agreement, Company shall have the right to terminate Employee's employment under this Agreement or give notice of its intent not to renew this agreement, at any time without cause. Upon termination of Employee's services or non-renewal of Agreement for reasons other than cause during the one (1) year term of this Agreement, Employee will be entitled to six (6) months written notice of such intent to terminate, or severance pay at Employee's then current salary for a period of nine (9) months from the date of termination.

          (2) Notwithstanding any other provisions of this Agreement, Company may terminate this Agreement if (i) the Board of Directors of Company determines, in good faith, that the Company's financial position is such that it is not able to meet it s obligations under this Agreement and under other employment agreements to which Company is party, and (ii) all other employment agreements are similarly terminated. In the event of termination of this Agreement under this section 10(b), Employee shall have no right to any severance pay or benefits beyond the termination date and Company may continue to employ Employee on an "at-will" basis.

     (10) Resignation

     In the event that Employee's services hereunder are terminated under any of the provisions of this Agreement (except by death), Employee agrees that he will deliver his written resignation as an officer and/or director of Company to the Board of Directors, such resignation to become effective immediately; provided, however, that nothing herein shall be deemed to affect the provisions of section 6, 7, 8 and 12 of this Agreement relating to the survival of those sections following termination of Employee's services hereunder; and provided, further, that except as expressly provided in this Agreement, Employee shall be entitled to no further compensation hereunder.

     (11) Property

     Upon  termination  of the Term of  Employment  or  termination  pursuant to section 5, 9 or 10 of this Agreement, Employee or his/her personal representative shall promptly deliver to Company all books, memorandums, plans, records and written data of every kind relating to the business and affairs of Company and al other property owned by Company which is then in Employee's possession.

     (12) Insurance

     Company shall have the right, at its own cost and expense, to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering Employee, and Employee agrees to submit to usual and customary medical examinations and otherwise to cooperate with Company in connection with the procurement of any such insurance, and any claims thereunder.

     (13) Specific Performance

     Employee acknowledges that, in the event of any breach of sections 5, 6, 7, 8, 10 or11 of this Agreement by Employee, the remedy of Company at law would be inadequate. Employee therefore agrees that Company shall be entitled to enforce its rights under sections 5, 6, 7,8, 10 and 11 of this Agreement not only by an action or actions for damages but also by an action or actions for injunctive and other equitable relief without the necessity of providing irreparable harm or actual damage.

     (14) Successors, Binding Agreement

          (1) This  Agreement  shall be binding upon and inure to the benefit of
     the  parties  to  this  Agreement,   their  heirs,  legal  representatives,
     successors and assigns.

          (2) Employee may not delegate the performance of any duties or responsibilities imposed nor assign any rights and benefits created by this Agreement; provided, however, than any amounts which are due and owing to Employee at the time of his/her death shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

          (3) Employee represents that the execution and delivery of this Agreement and the performance of his/her duties hereunder do not and shall not conflict with the terms of any agreement or obligation to his prior employer or to any other party.

     (15) Notices

     All notices required or permitted under this Agreement shall be in writing and delivered by any method for providing proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties of the following addresses until a different address has been designated by notice to the other party:

  1.        If to Employee:          2.         If to Company:
  -------------------------         -------------------------
  Richard C. Honour                  Phage Therapeutics, Inc
  19211 64th Place NE                19017 - 120th Avenue NE, Suite 102
  Seattle, WA 98155                  Bothell, WA 98011

     (16) Miscellaneous


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     No  provisions  of this  Agreement  may be modified,  waived or  discharged unless such waiver, modification or discharge is agreed to in writing and signed by Company and Employee. No waiver by either party to this Agreement, at any time, of any breach by the other party to this Agreement, at any time, of any breach by the other party to this Agreement of, or compliance with, any provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party or any other party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington applicable when agreements are made and entirely performed in such State.

     (17) Arbitration

     Any controversy or claim arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Washington, and judgement upon such award rendered by the arbitrator may be entered in any court having jurisdiction in the State of Washington. Either party shall provide written notice of any claim to the other party within one year of the date of the alleged act or omission giving rise to the claim; otherwise, the claim shall be void and waived, even though there may be statute of limitations that would have provided more time to pursue the claim. The arbitration shall be held in the State of Washington. The arbitration award shall include reasonable attorney's fees and costs to the prevailing party.

     (18) Validity

     It is the intention of Employee and Company that the provisions of this Agreement (including, without limitations, those of sections 5, 6, 7, 8 and 9 of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought. The validity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any tribunal of competent jurisdiction shall decide that nay of the provisions of this Agreement should be deemed illegal or unenforceable, then only those provisions shall be deemed invalid (or shall be approximately modified to the maximum extent permissible in keeping shall continue in full force and effect.

     (19) Survival

     The provisions of section 5, 6, 7, 8, 12, and 18 of this Agreement shall survive the termination of this Agreement and shall be binding upon the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     21. Headings

     The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

     22. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but al of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                     Phage Therapeutics International, Inc



                     By:
                         ------------------------------------------
                     Name: Darren Pylot
                     Title: President, Board of Directors



                     ----------------------------------------------
                     Richard C. Honour (Employee)